UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): February 8, 2010
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer
Identification No.)

5100 Tennyson Parkway
Suite 1200
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events
     On February 8, 2010, Denbury Resources Inc. (NYSE: DNR) issued a press release announcing a cash tender offer to purchase any and all of three series of outstanding senior subordinated notes (the “Notes”) of Encore Acquisition Company (“Encore,” NYSE: EAC), Encore’s $150 million of outstanding 6.25% Senior Subordinated Notes due 2014, Encore’s $300 million of 6.0% Senior Subordinated Notes due 2015, and Encore’s $150 million of 7.25% Senior Subordinated Notes due 2017, along with a related consent solicitation to modify each of the indentures governing the Notes. The Company’s obligation to purchase and to pay for Notes is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, including the consummation of the merger of Encore with and into the Company.
A copy of that press release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release dated February 8, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: February 8, 2010	/s/ Mark C. Allen
Mark C. Allen
Sr. Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
Exhibit 99.1     Press Release dated February 8, 2010.